EXHIBIT 27(n)(1)

                       Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 11 under the Securities Act of 1933 and Amendment No. 5 under the Investment Company Act of 1940 to the registration statement on Form N-6 ("Registration Statement") of our report dated February 5, 2003, relating to the consolidated financial statements of Phoenix Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Hartford, Connecticut
September 18, 2003